Exhibit 10.1	EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 5, 2017, between ArQule, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Blackout Period” shall have the meaning ascribed to such term in Section 4.8 (l).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of Series A Preferred Stock of the Company, in the form attached hereto as Exhibit A.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means November 7, 2017, or such later date as may be mutually agreed by the parties hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Counsel” means Arnold & Porter Kaye Scholer LLP, with offices located at 601 Massachusetts Ave. NW, Washington, D.C. 20001.

“DGCL” means the Delaware General Corporation Law.

“DTC” shall have the meaning ascribed to such term in Section 4.8(m).

“Effectiveness Date” shall have the meaning ascribed to such term in Section 4.8(c).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(k).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(o).

“Event” shall have the meaning ascribed to such term in Section 4.8(d).

“Event Date” shall have the meaning ascribed to such term in Section 4.8(d).

“Event Payments” shall have the meaning ascribed to such term in Section 4.8(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(k).

“Initial Exercise Date” means the Closing Date.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other material restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(w).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(x).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pontifax” shall have the meaning ascribed to such term in Section 4.11(a)(i).

“Preferred Stock” means the series A preferred stock of the Company, par value $0.01 per share, which shall be automatically converted on a per share basis into such number of shares of Common Stock as is set forth in the Certificate of Designations.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 4.8 (a).

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Nominee” shall have the meaning ascribed to such term in Section 4.11(a)(i).

“Qualifying Ownership Interest” shall have the meaning ascribed to such term in Section 4.11(e).

“Registrable Securities” shall have the meaning ascribed to such term in Section 4.8 (a).

“Registration Date” shall have the meaning ascribed to such term in Section 4.8(a).

“Regulation FD” means Regulation FD promulgated by the Commission pursuant to the Exchange Act, as such Regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Regulation.

“Removal Date” shall have the meaning ascribed to such term in Section 4.8(m).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Resale Registration Statement” shall have the meaning ascribed to such term in Section 4.8 (a).

“Restrictive Legend” shall have the meaning ascribed to such term in Section 3.2(g)(v).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Preferred Stock of the Company purchased hereunder in such amount as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Shares”.

“Share Price” means an amount equal to 1,000 times $1.135.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Filing” means the filing by the Company, and effectiveness of an amended and restated Certificate of Incorporation duly approved by the stockholders of the Company in accordance with applicable law, of the Company’s Certificate of Incorporation and Bylaws pursuant to which the number of shares of Common Stock authorized thereunder is increased, to be completed not later than five (5) Business Days from the approval of the stockholders of the Company of such amendment to the Company’s Certificate of Incorporation.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and the Warrant Shares and purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Suspension” shall have the meaning ascribed to such term in Section 4.8 (f).

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Market (or any successor to any of the foregoing).

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, and any successor transfer agent of the Company.

“Warrants” means, collectively, the Preferred Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.1 hereof, which Warrants shall be exercisable beginning from the Initial Exercise Date and have a term of exercise equal to four (4) years from the date of the Stockholder Filing.

“Warrant Shares” means the shares of Preferred Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Purchase and Sale; Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $9,500,000 of Shares and Warrants at a price equal to the Share Price. Each Purchaser’s Subscription Amount and number of Shares and Warrant Shares purchased shall be set forth on the signature page hereto executed by such Purchaser. The Company shall deliver to each Purchaser its respective Shares and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing, as the case may be, shall occur at the offices of the Company Counsel or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)	On or prior to the Closing Date the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, to such Purchaser, either in book entry form in the Direct Registration System or in the form of a stock certificate, as indicated by such Purchaser, the number of Shares set forth on the Purchaser’s signature page to this Agreement;

(iii)	a Warrant, registered in the name of the Purchaser, to purchase (i) prior to the Stockholder Filing, the number of shares of Preferred Stock set forth on the Purchaser’s signature page to this Agreement, with an exercise price equal to $ 1,750 per share or (ii) after the Stockholder Filing, the number of shares of Common Stock equal to the product of the number of shares of Preferred Stock multiplied by 1,000 with an exercise price of $1.75 per share, in each case subject to adjustment as set forth therein;

(iv)	an opinion of the Company’s legal counsel reasonably satisfactory to counsel to the Purchasers, dated as of the Closing Date;

(v)	a duly signed Certificate of Designations; and

(vi)	a certificate by an officer of the Company certifying that the closing conditions in Section 2.3(a) have been met.

(b)	On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser; and

(ii)	funds equal to such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company or as otherwise directed by the Company for delivery to the account of the Company to be delivered promptly upon Closing.

2.3           Closing Conditions.

(a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed or waived; and

(iii)	the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)	The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met, any one or more of which may be waived in whole or in part by the Purchasers:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed or waived at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)	no Material Adverse Effect with respect to the Company since the date hereof shall have occurred;

(v)	no voluntary or involuntary Proceeding for the reorganization, bankruptcy, dissolution or winding up of the Company shall have occurred; and

(vi)	from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and the Closing Date:

(a)          Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith (including, without limitation, for purposes of Section 203 of the DGCL) other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of Section 203 of the DGCL or any other law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, without limitation, federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) such filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”) and (ii) after the Stockholder Filing, application(s) to the applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby.

(e)          Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Preferred Stock issuable pursuant to this Agreement.

(f)          Capitalization. The Company has not issued any capital stock since its most recently filed SEC Report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, the issuance of shares of Common Stock pursuant to the Company’s at-the-market sales agreement, and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act, except as disclosed in the most recently filed SEC Report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission and (C) non-cash accounting measures that have effect of reducing shareholder equity, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

(i)          Compliance. The Company is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(j)          Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision pursuant to its charter documents or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights pursuant to the Transaction Documents.

(k)         Environmental Laws. The Company (i) is in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses; and (iii) is in compliance with all terms and conditions of any such permit, license or approval except where in each of clauses (i), (ii) and (iii), the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)          Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(m)          Title to Assets. The Company has good and marketable title to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(n)          Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, mask work rights and other intellectual property necessary to carry on the business now operated by it or proposed to be operated by it as described in the SEC Reports (collectively, “Intellectual Property”), except where the lack of such ownership or rights to use would not have a Material Adverse Effect. The Company has not received a notice (written or otherwise) that any of the Intellectual Property has expired, terminated or been abandoned, or is essential for the Company’s business and is expected to expire or terminate or be abandoned within one (1) year from the date of this Agreement. Except as disclosed in the SEC Reports, or as would not, individually or in the aggregate have a Material Adverse Effect, to the best of the Company’s knowledge, (i) there is no infringement by third parties engaged in commercial activity of any Intellectual Property of the Company relating to the Company’s business and (ii) there are no non-commercial activities being performed by any third parties which, upon commercialization thereof, could reasonably be expected to infringe on the Intellectual Property of the Company. The Company has taken all reasonable actions necessary to perfect its ownership of and interest in the Intellectual Property.

(o)          Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

(p)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Resale Registration Statement. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. The Company acknowledges and agrees that Purchaser makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(q)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(r)          Shell Company. The Company has never been a shell company (as defined in Rule 405 under the Securities Act).

(s)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(t)          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(u)          Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA; except in the case of each of clauses (i) through (iv), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(v)          Accountants. To the knowledge and belief of the Company, the Company’s accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed, in the Company’s most recent Form 10-K, its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended December 31, 2016.

(w)          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(x)          Office of Foreign Assets Control. Neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(y)          Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.2           Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof, as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar actions, instructions or legal agreements, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by the lesser of applicable law or Purchaser’s net Subscription Amount.

(b)          Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment, including, without limitation, such Purchaser’s review and discussion of the disclosure set forth in the SEC Reports, press releases or publications related to litigation of the Company.

(f)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained in this Section 3.2(f) shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(g)          Purchaser Acknowledgements. In connection with the purchase and sale of the Securities, each Purchaser understands and acknowledges to the Company that:

(i)	the offering and sale of the Securities has not been reviewed or approved by the Trading Market or the Commission by reason of the parties’ intention that the offering be exempt from registration under the Securities Act by virtue of the provisions of Section 4(a)(2) of the Securities Act;

(ii)	the Company did not offer the Securities to such Purchaser by way of general solicitation or general advertising;

(iii)	the issuance of the Securities has not been qualified under any state securities laws in reliance upon exemptions therefrom;

(iv)	the Securities have not been registered under the Securities Act and must be held indefinitely until they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; and

(v)	the certificate representing the Shares shall bear a legend in substantially the following form (a “Restrictive Legend”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 OR ANY OTHER EXEMPTION AVAILABLE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO ARQULE, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.”

The Company acknowledges and agrees that in the event that the Restrictive Legend has ceased to be applicable to the Shares held by such Purchaser, the Company shall provide such Purchaser, at his, her or its written request, new certificates for such Shares not bearing the legend with respect to which the restriction has ceased and terminated. The Company further acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Furnishing of Information. Until the earliest of the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.2           Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.3           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and shall not use such proceeds in violation of FCPA or OFAC regulations.

4.4           Amendment to Certificate of Incorporation. The Company hereby agrees to seek the approval of the stockholders of the Company of an amendment to the Company’s Certificate of Incorporation at its next annual meeting to be held no later than May 31, 2018 to increase the number of authorized shares of Common Stock. In the event that such consent is not obtained as of the next annual meeting of the Company, the Company hereby agrees to seek such approval at each special or annual meeting of the stockholders of the Company thereafter until such approval is obtained.

4.5           Reservation of Preferred and Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Preferred Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to this Agreement. After the Stockholder Filing, the Company shall reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to this Agreement.

4.6           Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed.

4.7           Certain Transactions. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate, agent, employee or other Person acting on its behalf or pursuant to any understanding with it will execute any Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that such Purchaser’s Warrants have been exercised or expired, such that the Purchaser would have a net-short position in the Company (after taking into account shares underlying the Warrants). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.8           Registration Rights.

(a)	Within 30 days following the Stockholder Filing and the automatic conversion of the Preferred Stock into Common Stock in accordance with the Certificate of Designations (the “Registration Date”), the Company shall prepare and file with the Commission a registration statement on Form S-3 (or such other form if, at such time, the Company is not eligible to utilize such Form S-3) covering the resale of all of the Registrable Securities from time to time on a continuous basis pursuant to Rule 415 of the Securities Act (the “Resale Registration Statement” including the base prospectus contained therein, the “Prospectus”). For purposes of this Section 4.8, “Registrable Securities” shall mean (i) the Common Stock into which the Preferred Stock has been automatically converted pursuant to the Certificate of Designations, (ii) the Common Stock underlying the Warrants, and (iii) any other shares of Common Stock issuable with respect to the Shares by way of a stock dividend, stock split or other distribution, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act were met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

(b)	Not less than five (5) Business Days prior to the initial filing of the Resale Registration Statement and not less than three (3) Business Days prior to the filing of any related prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Purchasers copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comments of the Purchasers, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to any inquiries from the Purchasers and their advisors. The Company shall permit one counsel designated by the Purchasers to review such Resale Registration Statement, related prospectus, and any amendment or supplement thereto (as well as all requests for acceleration or effectiveness thereof) within the time periods referenced above and shall use reasonable best efforts to reflect in such documents any comments as such counsel may reasonably propose and will not request acceleration of the Resale Registration Statement without prior notice to such counsel.

(c)	Upon filing the Resale Registration Statement, the Company shall use its reasonable best efforts to cause such Resale Registration Statement to be declared effective by the Commission as soon as practicable thereafter, including the filing of amendments and post-effective amendments and supplements to such Resale Registration Statement, but in any event no later than 30 days following the Registration Date (or 90 days following the Registration Date if the Resale Registration Statement will be subject to review by the Staff of the Commission), and in any event within three Business Days following a communication from the Staff of the Commission that it has no further comments to the Resale Registration Statement or will not review the Resale Registration Statement (as applicable, the “Effectiveness Date”). The Company shall otherwise comply with all rules and regulations of the Commission and other governmental and regulatory authorities applicable to the registration of such Registrable Securities and the effectiveness of the Resale Registration Statement.

(d)	If: (i) the Resale Registration Statement is not filed with the Commission on or prior to the Registration Date, (ii) the Resale Registration Statement is not declared effective by the Commission (or otherwise does not become effective) on or prior to the Effectiveness Date or (iii) after the date the Resale Registration Statement is declared effective by the Commission, (a) such Resale Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Resale Registration Statement), to remain continuously effective as to all Registrable Securities included in such Resale Registration Statement or (b) a Blackout Period is imposed for a time period in excess of 15 consecutive or 25 aggregate Business Days during any 12-month period (any such failure or breach in clauses (i) through (iii) above being referred to as an “Event,” and the date on which such Event occurs being referred to as an “Event Date”), then in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser (“Event Payments”) pursuant to this Agreement for any unregistered Registrable Securities then held by such Purchaser (not to exceed 6% in total). Notwithstanding the foregoing, in the event that the Company’s failure to file or obtain the effectiveness of such Resale Registration Statement proximately results from the failure of any Purchaser to provide the Company with information reasonably requested by the Company and necessary to complete the Resale Registration Statement in accordance with the requirements of the Securities Act, then no such Purchaser causing the failure described above shall be entitled to Event Payments relating to the failure caused by such Purchaser.

(e)	The Company shall maintain such Resale Registration Statement and shall comply with its other obligations under this Section 4.8 until the earlier to occur of (i) such time as the Purchasers own no Registrable Securities and (ii) such time as the Registrable Securities may be resold by the Purchasers pursuant to Rule 144 of the Securities Act without the requirement for the Company to be in compliance with the current public information required under such Rule and without volume or manner-of-sale restrictions.

(f)	The Company shall promptly notify the Purchasers of the effectiveness of the Resale Registration Statement and each post-effective amendment thereto. Additionally, the Company will promptly notify the Purchasers upon the occurrence of any of the following events in respect of the Resale Registration Statement or related prospectus: (i) receipt of any request for additional information by the Commission or any other governmental entity during the period of effectiveness of the Resale Registration Statement or amendments or supplements to the Resale Registration Statement or any related prospectus; (ii) the issuance by the Commission or any other governmental entity of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any Proceedings for that purpose and the Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any Proceeding for such purpose; (iv) the happening of any event that, in the reasonable determination of the Company and its counsel, makes any statement made in the Resale Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Resale Registration Statement, related prospectus or documents so that (or the Company otherwise becomes aware of any statement included in the Resale Registration Statement, related prospectus or document that is untrue in any material respect or that requires the making of any changes in the Resale Registration Statement, related prospectus or document so that), in the case of the Resale Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Resale Registration Statement would be appropriate (in which event the Company will promptly make available to the Purchasers any such supplement or amendment to the Resale Registration Statement and, as applicable, the related prospectus). In the event of any suspension of Purchasers’ ability to sell Shares pursuant to the Resale Registration Statement as a result of the foregoing (a “Suspension”), the Company will use its best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after notice of a Suspension to the Purchasers and such Suspension shall be subject to the liquidated damages provisions set forth in Section 4.8 (d) above.

(g)	The Company shall furnish to the Purchasers with respect to the Registrable Securities registered under the Resale Registration Statement such number of copies of the Prospectus (including preliminary and supplemental prospectuses and prospectus amendments) as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser.

(h)	The Company shall file documents required of the Company for normal blue sky clearance in states as shall be reasonably appropriate in the opinion of the Company and its legal counsel; provided, however, that the Company shall not be required to qualify to do business or consent to general service of process in any jurisdiction in which it would not otherwise be required to qualify but for this Section 4.8 (h).

(i)	All expenses incident to the Company’s compliance with this Section 4.8, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities laws, printing expenses, filing expenses, and fees and disbursements of the Company’s counsel and independent registered public accountants will be borne by the Company.

(j)	The Company shall, at the reasonable request of any Purchaser, prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and any prospectus used in connection with the Resale Registration Statement as may be necessary in order to make reasonable changes to the plan of distribution set forth in such Resale Registration Statement.

(k)	Notwithstanding anything herein to the contrary, the Purchasers’ rights under this Section 4.8 shall be automatically assignable by the Purchasers to any permitted transferee of all or any portion of such Registrable Securities, to the extent of the Registrable Securities so transferred, if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing to be bound by the provisions of Section 4.8 of this Agreement. In the event that a Purchaser transfers all or any portion of its Registrable Securities pursuant to this Section 4.8 (k), the Company shall have ten (10) Business Days following the receipt of such notice to file any amendments or supplements necessary to keep the Resale Registration Statement current and effective pursuant to Rule 415. Upon any such assignment, all of the transferring Purchaser’s rights under this Agreement with respect to such transferred securities shall inure to the benefit of the transferee.

(l)	If at any time following the date hereof the Resale Registration Statement (or any subsequent registration statement registering the Registrable Securities) is not effective or is not otherwise available for the sale of the Registrable Securities, the Company shall immediately notify the Purchasers in writing that such registration statement is not then effective (the “Blackout Period”) and thereafter shall promptly notify such holder when the registration statement is effective again and available. Neither the Company nor any other Person acting on its behalf will provide a Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information including, without limitation, the contemplated filing and timing of filing of a registration statement.

(m)	Following the Stockholder Filing, the Restrictive Legend (or any similar restrictive legend included on the Common Stock issued to the Purchaser following the automatic conversion of its Preferred Stock) shall be removed, and the Company shall issue a certificate without such legend to the holder of the Securities (or Common Stock, as applicable) upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account of The Depository Trust Company (“DTC”), if: (i) such Securities (or Common Stock, as applicable) are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company, that the sale, assignment or transfer of the Securities (or Common Stock, as applicable) may be made without registration under the applicable requirements of the Securities Act or (iii) such holder or its broker provides the Company with a broker representation letter providing to the Company any information the Company deems necessary to determine that such sale is made in compliance with Rule 144 under the Securities Act, including, as may be appropriate, a certification that such holder is not an affiliate of the Company (as defined in Rule 144) and a certification as to the length of time the applicable Securities (or Common Stock, as applicable) have been held. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within two Business Days after the holder has provided reasonable evidence to the Company of the occurrence of any of (i) through (iii) above (the date such evidence is provided to the Company, the “Removal Date”), a certificate without such legend to the holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC (as defined below), and if on or after such Business Day the holder purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by the holder of such Securities (or Common Stock, as applicable) that the holder anticipated receiving without legend from the Company, then the Company shall, within three Business Days promptly honor its obligation to deliver to the holder a certificate or certificates representing such Securities (or Common Stock, as applicable) and pay cash to the holder in an amount equal to the excess (if any) of the holder’s total purchase price (including brokerage commissions, if any) for the common stock so purchased over the product of (A) such number of Shares, times (B) the price at which the sell order giving rise to such purchase obligation was executed. Nothing herein shall limit a Purchaser’s right to pursue any remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock as required pursuant to the terms hereof.

(n)	Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold only during such time that the registration statement is effective and not withdrawn or suspended, and only as permitted by the registration statement and in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the Restrictive Legend from certificates representing Securities as set forth in this Section 4.8 is predicated upon the Company’s reliance upon this understanding.

4.9           Further Assurances. Each party hereto agrees and covenants that at any time and from time to time it shall promptly execute and deliver to the other party such further instruments and documents and take such further action as the other party may reasonably require in order to carry out the full intent and purpose of this Agreement.

4.10         Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document or any transaction document executed in connection with any other securities purchase agreement entered into on the date hereof by and between the Company and any purchaser of securities of the Company (collectively, the “Other SPAs”)) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement (or the Other SPAs) unless the same consideration is also offered to all of the parties to this Agreement or unless such consideration consists of warrants and a corresponding adjustment to the applicable purchase price under the Other SPAs. For clarification purposes, this provision constitutes a separate right granted to each applicable purchaser (including each Purchaser) by the Company and negotiated separately by such purchaser, and is intended for the Company to treat the applicable purchasers (including each Purchaser) as a class and shall not in any way be construed as such purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the securities of the Company or otherwise.

4.11         Right to Designate Director.

(a)	In addition to the transactions contemplated pursuant to this Agreement, the Company agrees to:

(i)	Contemporaneously with the Closing, (i) cause its Board to increase the number of directors on the Board of Directors by one (1) director and (ii) appoint one (1) person nominated, collectively, by Pontifax (China) IV Limited Partnership, Pontifax (Israel) IV Limited Partnership and Pontifax (Cayman) IV Limited Partnership (collectively, “Pontifax” and, such person being nominated, the “Purchaser Nominee”, respectively) as provided in this Section 4.11(a) to the Board of Directors, subject to the fulfillment of its fiduciary duties and the requirements set forth in this Section 4.11; provided, that any such Purchaser Nominee shall be required to be independent, as defined by the Nasdaq listing standards;

(ii)	at each meeting of stockholders for election of directors at which the position to be occupied under this Agreement by a Purchaser Nominee on the Board of Directors is to be determined by stockholder election, (1) cause a Purchaser Nominee to be nominated by the Board of Directors for election as a director, subject to the considerations described in clause (a)(i); (2) recommend to its stockholders the election of, and use its best efforts to cause the election to, the Board of Directors, including soliciting proxies for the election of the Purchaser Nominee to the same extent as it does, consistent with past practice, for any other Board nominee for election as a director; and (3) request each then current member of the Board of Directors to vote as a stockholder for approval of the Purchaser Nominee.

(b)	Any Purchaser Nominee shall not be nominated for election or appointed to the Board of Directors unless he or she acknowledges and agrees to be bound by the principles set forth in the Company’s Code of Conduct, and all other Company policies generally applicable to members of the Board of Directors as now in effect or hereafter amended.

(c)	In the event of the death, disability, resignation or removal of the Purchaser Nominee, the Company shall cause the prompt election to the Board of Directors of a replacement director designated by Pontifax, subject to the fulfillment of its fiduciary duties and the requirements set forth in this Section 4.11, to fill the resulting vacancy, and such individual shall then be deemed a Purchaser Nominee for all purposes under this Agreement.

(d)	So long as the Purchaser Nominee serves as a director on the Board of Directors, the Purchaser Nominee shall be subject to and abide by the Company’s policies and procedures regarding trading in the Company’s securities, including those involving blackout windows on trading, in each case, to the same extent as other directors.

(e)	If at any time Pontifax and its affiliates no longer beneficially own in the aggregate at least 50% of the number of shares of Preferred Stock originally issued to Pontifax on the Closing Date or at least 50% of the number of shares of Common Stock issued to Pontifax upon conversion of the Preferred Stock after the Stockholder Filing (as adjusted for any stock splits, recapitalizations and similar transactions, its “Qualifying Ownership Interest”), Pontifax will have no further rights under this Section 4.11, and, at the written request of the Board of Directors, shall use its reasonable best efforts to cause the Purchaser Nominee to resign from the Board of the Directors within fifteen (15) calendar days thereafter. Pontifax shall inform the Company if and when the Purchaser and its affiliates cease to hold its Qualifying Ownership Interest.

(f)	Any Purchaser Nominee then serving as a director shall be entitled to the same indemnification in connection with his or her role as a director as the other members of the Board of Directors (including Board committees, if applicable), and upon such Purchaser Nominee’s resignation or failure to stand for re-election, such Purchaser Nominee shall be entitled to the same indemnification as any other former director of the Board of Directors.

ARTICLE V.
MISCELLANEOUS

5.1           Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before November 10, 2017; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay (i) all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any Exercise Notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers and (ii) all costs and expenses of its counsel in connection with the drafting and negotiation of this Agreement.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by parties seeking amendment, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any amendment effected in accordance with accordance with this Section 5.5 shall be binding only upon such parties seeking such amendment.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof, effective upon receipt. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has had the opportunity to be represented by its own separate legal counsel or that of its investment manager in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.14         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. The term “including” is deemed to mean “including, without limitation.”

5.16         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ARQULE, INC.		Address for Notice:

By:		One Wall Street
	Name:	Burlington, MA 01803
	Title:	Fax:781-287-8143

With a copy to (which shall not constitute notice):

Richard E. Baltz
Arnold & Porter Kaye Scholer LLP
601 Massachusetts Avenue, N.W. Washington, D.C. 20001

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________

Signature of Authorized Signatory of Purchaser: _____________________

Name of Authorized Signatory: ___________________________________

Title of Authorized Signatory: ____________________________________

Email Address of Authorized Signatory: ____________________________

Facsimile Number of Authorized Signatory: __________________________

Address for Notice to Purchaser:

Subscription Amount: $____________

Shares: ________________________

Warrant Shares: _________________

EIN Number: ____________________

[SIGNATURE PAGES CONTINUE]

Exhibit A

Form of Certificate of Designations of Series A Preferred Stock of the Company